CONSENT OF INDEPENDENT ACCOUNTANTS







We consent to the incorporation by reference in this Form S-3 of Ampex Corporation of our report, dated March 8, 1996, on our audit of the consolidated financial statements and financial statement schedule of Ampex Corporation, which report appears in the Annual Report on Form 10-K filed by Ampex Corporation for its fiscal year ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts".



                          /s/ Coopers & Lybrand L.L.P.
                          ----------------------------
                            Coopers & Lybrand L.L.P.

























San Francisco, California
June 3, 1996



372050.1